Exhibit 21.1

Carabunga.com. Inc.

Global One Captive Insurance Company

Global One Colorado, Inc.

Newgen Results Corporation

Percepta Holdings, Inc.

Percepta, LLC

TeleTech Customer Care Management (CA), Inc.

TeleTech Customer Care Management (CO), Inc.

TeleTech Customer Care Management (PA), LLC

TeleTech Customer Care Management (TX), Inc.

TeleTech Customer Care Management (WV), Inc.

TeleTech Customer Services, Inc.

TeleTech Facilities Management (Postal Customer Support), Inc.

TeleTech Financial Services Management, LLC

TeleTech Government Solutions, LLC

TeleTech International Holdings, Inc.

TeleTech Services Corporation

TeleTech South America Holdings, Inc.

TeleTech Stockton, LLC

T-TEC LABS, INC.

TTEC Nevada, Inc.

Customer Solutions Maritius

High Performance Healthcare, Ltd.

Sevtoy PTY Limited

TeleTech Asia Limited

TeleTech (Hong Kong) Limited

TeleTech Customer Care Management Philippines, Inc.

TeleTech Customer Management Pte. Ltd.

TeleTech Korea, Ltd.

TeleTech Limited New Zealand

TT Interaction Management SDN. BHD

Newgen Results Canada, Ltd.

Percepta, ULC

TeleTech Canada, Inc.

Contact Center Holdings, S.L.

GFD Belfast, Ltd.

Inversiones Caspio, S.L.

Percepta Germany GmbH

Percepta UK Limited

TeleTech (UK) lTD.

TeleTech Customer Care Management (Ireland) Limited

TeleTech Customer Services Spain S.A.

TeleTech Europe BV

TeleTech Germany GmbH

TeleTech International Pty Ltd.

TeleTech Spain Holdings, Sociedad Limitada

TT International C.V.

ZigZag 2000, S.L.

Apoyo Empresarial de Servicios, S. de R.L. de C.V.

Comlink, S.A.

Connect, S.A.

Proyectar-Connect S.A.

Servicios y Administraciones de Bajio S. de R.L. de C.V.

TeleTech Argentina S.A.

Teletech Brasil Servicios De Informatica Ltda

TeleTech Brasil, Ltda

TeleTech Mexico, S.A. de C.V.

TeleTech Venezuela, C.A.